Exhibit 99.1

MURPHY OIL COMPLETES ACQUISITION OF

REMAINING INTEREST IN MILFORD HAVEN, WALES REFINERY

EL DORADO, Arkansas, December 3, 2007 – Murphy Oil Corporation (NYSE:MUR) announced today that its wholly-owned subsidiary, Murco Petroleum Limited (Company), has completed the previously announced purchase of the remaining 70% interest in the Milford Haven, Wales refinery from TOTAL. Effective December 1, the Company is now the sole owner and operator of the 108,000 barrel per day refinery.

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